EXHIBIT 11


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)

________________________________________________________________________________________________________________________
                                                       Six Months to                       Three Months to
                                                       June 30, 1998                        June 30, 1998
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares    Amount          Net Income     Shares     Amount
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $184,847      94,234     $1.96         $46,814         95,447      $.49
Loss from discontinued energy
  marketing services operations...........       (17,238)                 (.18)             -                         -
Income (loss) from disposal of energy
  marketing services operations...........       (31,911)                 (.34)         10,989                      .12
                                                ________     _______     _____         _______         ______      ____
NET INCOME................................      $135,698      94,234     $1.44         $57,803         95,447      $.61
                                                ========     =======     =====         =======         ======      ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $184,847      94,234                   $46,814         95,447
Effect of dilutive securities:
  Exercise of stock options...............                       628                                      651
  Vesting of performance shares...........                       374                                      380
  Conversion of 7 1/4% Convertible
    Subordinated Debentures...............         1,578       1,721                        -              -
                                                ________     _______                   _______         ______
Income from continuing operations,
  as adjusted.............................       186,425      96,957     $1.92          46,814         96,478      $.49
Loss from discontinued energy
  marketing services operations...........       (17,238)                 (.17)             -                         -
Income (loss) from disposal of
  energy marketing services
  operations..............................       (31,911)                 (.33)         10,989                      .11
                                                ________     _______     _____         _______         ______      ____
NET INCOME, AS ADJUSTED                         $137,276      96,957     $1.42         $57,803         96,478      $.60
                                                ========     =======     =====         =======         ======      ====


________________________________________________________________________________________________________________________
                                                       Six Months to                       Three Months to
                                                       June 30, 1997                        June 30, 1997
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares     Amount*        Net Income     Shares     Amount*
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $221,064      94,647     $2.33         $48,036         94,701      $.51
Loss from discontinued energy
  marketing services operations...........       (10,588)                 (.11)         (9,051)                    (.10)
                                                ________     _______     _____         _______         ______      ____
NET INCOME................................      $210,476      94,647     $2.22         $38,985         94,701      $.41
                                                ========     =======     =====         =======         ======      ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $221,064      94,647                   $48,036         94,701
Effect of dilutive securities:
  Exercise of stock options...............                       577                                      501
  Vesting of performance shares...........                       349                                      344
  Conversion of 7 1/4% Convertible
    Subordinated Debentures...............         6,055       4,559                        -              -
                                                ________     _______                   _______         ______
Income from continuing operations,
  as adjusted.............................       227,119     100,132     $2.27          48,036         95,546      $.50
Loss from discontinued energy
  marketing services operations...........       (10,588)                 (.11)         (9,051)                    (.09)
                                                ________     _______     _____         _______         ______      ____
NET INCOME, AS ADJUSTED                         $216,531     100,132     $2.16         $38,985         95,546      $.41
                                                ========     =======     =====         =======         ======      ====
________________________________________________________________________________________________________________________

*Per share amounts have been restated in conformity with SFAS No. 128.